Exhibit 99.1

Tower Group, Inc. Enters Into Agreement to Acquire Shell Company; Purchase Includes Licenses in New York and New Jersey

    NEW YORK--(BUSINESS WIRE)--Aug. 8, 2005--Following its shell acquisition strategy, Tower Group, Inc. (NASDAQ:TWGP) announced today its execution of an agreement to acquire MIIX Insurance Company of New York (MIIX), an insurance company with licenses in New York and New Jersey. Closing of the transaction is expected to occur by year end and is contingent upon a variety of conditions including approval of the transaction by the New York State Insurance Department. In the event of closing, Tower Group will pay $225,000 in cash at closing as well as MIIX's then outstanding statutory surplus which was approximately $7.8 million as of December 31, 2004. MIIX has no net liabilities for insurance losses. MIIX's assets consist of U.S. Treasuries and cash.
    Michael Lee, President and Chief Executive Officer of Tower Group, Inc., commented, "We are pleased with this agreement to complete what should be our second shell acquisition this year, which would bring the total number of insurance company subsidiaries owned by Tower Group, Inc. to three. Upon closing, we plan to continue to expand MIIX's licensing to other states. This transaction will enable us to improve our capability to deliver products at different market segments with varying pricing and coverage terms and conditions and further support our growth through territorial expansion."

    About Tower Group, Inc.

    Tower Group, Inc., headquartered in New York City, offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its insurance company subsidiary, Tower Insurance Company of New York, is rated A- (Excellent) by A.M. Best Company and offers commercial insurance products to small to medium-size businesses and personal insurance products to individuals. Its insurance services subsidiary, Tower Risk Management, acts as a managing general agency, adjusts claims and negotiates reinsurance terms on behalf of other insurance companies. In March 2005, Tower Group, Inc. acquired its other insurance company subsidiary, Tower National Insurance Company (f/k/a North American Lumber Insurance Company).

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; the level of demand for and degree of market acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    For more information visit Tower's website at http://www.twrgrp.com/.

    CONTACT: Investor Relations
             Tower Group, Inc.
             Andrew Colannino, 212-655-2107
             acolannino@twrgrp.com